                                                                    EXHIBIT 99.2

                         UNITED STATES BANKRUPTCY COURT
                           MIDDLE DISTRICT OF FLORIDA
                                 TAMPA DIVISION

In re:                                                Chapter 11

800 Travel Systems, Inc.,                             Case No. 02-05461-8G1

                           Debtor.

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DEBTOR'S MOTION FOR ORDER UNDER 11 U.S.C.SS.SS. 105, 363, 365, AND 1146, AND FED. R. BANKR. P. 6004 AND 6006, (I)(A) AUTHORIZING AND APPROVING SALE OF CERTAIN OF THE DEBTOR'S PROPERTY FREE AND CLEAR OF LIENS, CLAIMS, INTERESTS, AND ENCUMBRANCES, (B) DETERMINING THAT SALE IS EXEMPT FROM STAMP, TRANSFER, RECORDING, OR SIMILAR TAXES, AND (C) AUTHORIZING ASSUMPTION AND ASSIGNMENT OF CERTAIN RELATED EXECUTORY CONTRACTS AND UNEXPIRED LEASES, (II)(A) APPROVING COMPETITIVE BIDDING PROCEDURES IN CONNECTION WITH SALE, (B) APPROVING EXPENSE REIMBURSEMENT AND BREAK-UP FEE, (C) SETTING SALE HEARING AND OBJECTION DEADLINE,
(D) AUTHORIZING AND APPROVING FORM AND MANNER OF NOTICE OF BIDDING PROCEDURES AND SALE HEARING, AND (III) GRANTING RELATED RELIEF

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               NOTICE OF HEARINGS, DEADLINES, AND RELATED MATTERS

Bid Procedures Objection Deadline           Friday, May 10, 2002 by 4:00 p.m.
Bid Procedures Hearing                      Monday, May 13, 2002 @ 4:00 p.m.
Qualifying Bid Deadline                     Friday, May 17, 2002 by 4:00 p.m.
Auction of Debtor's Property                Monday, May 20, 2002
Sale Objection Deadline                     Tuesday, May 21, 2002 by 4:00 p.m.
Sale Hearing                                Wednesday, May 22, 2002 @ 4:00 p.m.

         The hearing for approval of the competitive bidding procedures and related relief requested in this motion (the "Bid Procedures Hearing") and the hearing for authorization and approval of the sale of the Debtor's property and related relief requested in this motion (the "Sale Hearing") will be held in Courtroom 8A, Sam M. Gibbons United States Courthouse, 801 North Florida Avenue, Tampa, Florida 33602, on the dates and at the times identified above.

         Objections to the competitive bidding procedures and related relief requested in this motion and objections to the sale of the Debtor's property and related relief requested in this motion must be made in writing, filed with the United States Bankruptcy Court for the Middle District of Florida, Tampa Division, Room 727, Sam M. Gibbons United States Courthouse, 801 North Florida Avenue, Tampa, Florida 33602, and served so as to be received by the Notice Parties identified in the attached proposed Procedures Order, on the dates and by the times identified above.

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         800 Travel Systems, Inc., debtor and debtor-in-possession (the "Debtor" or "Seller"), submits this motion (the "Motion") for entry of an order under 11 U.S.C.ss.ss. 105, 363, 365, and 1146, and Fed. R. Bankr. P. 6004 and 6006 (I)(a)
authorizing and approving the sale (the "Sale") by the Debtor of certain of itS property, designated as the Acquired Assets in the Sale Agreement described below (the "800T Property"), to Resort Reservations Network, Inc. (the "Purchaser" or "RRN") or another party submitting a higher or better offer ("Successful Bidder") (if any), free and clear of all liens, claims, interests, and encumbrances, (b) determining that the sale is exempt from any stamp, transfer, recording, or similar taxes, (c) authorizing the Debtor to assume and assign to the Purchaser certain executory contracts and unexpired leases (the "Designated Contracts") related to the 800T Property, (II)(a) approving competitive bidding procedures in connection with the sale (the "Bidding Procedures"), (b) approving a reimbursement expense (the "Reimbursement Expense") and break-up fee (the "Break-Up Fee"), (c) establishing a sale hearing (the "Sale Hearing") and objection deadline (the "Objection Deadline"), and (d) approving the form and manner of notice of the Bidding Procedures and the Sale Hearing, and (III) granting related relief. In support of this Motion, the Debtor respectfully represents as follows:

                                   BACKGROUND

A.       THE CHAPTER 11 FILING

         1. On March 22, 2002 (the "Petition Date"), the Debtor filed a voluntary petition in this Court for reorganization relief under chapter 11 of title 11 of the United States Code, 11 U.S.C ss.ss.101-1330, as amended (the "Bankruptcy Code"). The Debtor continues to manage and operate its business as debtor-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

         2. The Court has jurisdiction over this matter pursuant to 28 U.S.Css.ss.157 and 1334.

Venue is proper pursuant to 28 U.S.Css.ss.1408 and 1409. ThIs is a core proceeding pursuant to 28 U.S.Css.157(b)(2).

B.       THE BUSINESS OF THE DEBTOR

         3. 800 Travel Systems, Inc. is a direct marketer of travel related services. It focuses primarily on providing leisure air reservation services, commonly referred to as bookings. The Debtor provides low-priced air bookings for domestic and international leisure travel to its customers through its toll-free numbers and through its websites on the world wide web.

         4. The Debtor generates revenues principally from commissions on air reservations and other travel related services, including override commissions, on reservations the Debtor books on certain airlines, segment incentives under its contract with a certain vendor and service fees that it charges its customers.

         5. In March 2002, the Debtor had approximately 250 employees including 215 reservation agents and other call center employees, 20 operation support employees and 15 corporate and administrative employees. All of the Debtor's operations, including its corporate headquarters, are located in its facility in Tampa, Florida.

         6. The Debtor commenced this Chapter 11 case to protect the Debtor's business and value for all of its constituents, and to finally resolve all claims asserted against it.

                             JURISDICTION AND VENUE

         7. The Court has jurisdiction over this matter under 28 U.S.C.ss.ss.157 and 1334 and venue is proper under 28 U.S.C.ss.ss. 1408 and 1409. This is a coRe proceeding under 28 U.S.C.ss.157(b)(2). The statutory predicates for the relief requested herein are sections 105, 363, 365, and 1146 of the Bankruptcy Code, and Fed. R. Bankr. P. 6004 and 6006.

                                RELIEF REQUESTED

         8. By this Motion, the Debtor requests that the Court enter an initial order (the "Procedures Order") approving (i) the Bidding Procedures for the auction process with respect to the 800T Property (the "Auction"), (ii) the Expense Reimbursement and the Break-Up Fee, and (iii) the form and manner of notice of the Bidding Procedures and the Sale Hearing. The proposed Procedures Order is attached to this Motion as Exhibit A.

         9. Predicated on the assumption that the Court enters the Procedures Order, the Debtor further requests that at the Sale Hearing the Court enter an order (the "Sale Order") that, among things, authorizes the Debtor to sell the 800T Property to the Purchaser, or the successful bidder (if any) free and clear of all liens, claims, interests, and encumbrances, (b) determining that the sale is exempt from any stamp, transfer, recording, or similar taxes, and (c) authorizing the Debtor to assume and assign to the Purchaser certain executory contracts and unexpired leases.

                                BASIS FOR RELIEF

         10. As part of the Debtor's plan to maximize the value of its estate by, among other things, divesting itself of its assets, the Debtor has determined it appropriate, in an exercise of its sound business judgment, to sell the 800T Property. Although the Debtor began marketing its assets before the filing of the petition in this case, and the Debtor has had prior offers, the Debtor has only recently been able to execute a definitive sale agreement. Accordingly, to bring these efforts to a successful conclusion with the best possible return for the Debtor's estate, creditors, and other parties-in-interest, the Debtor seeks prompt approval of the Procedures Order and, ultimately, approval of the Sale Agreement (as defined below) at the Sale Hearing.

                                THE 800T PROPERTY

         11. The 800T Property is comprised of, among other things, the Debtor's 800 telephone numbers, URLs, tradenames, software, and other intangible property. A full description of the 800T Property is set forth in the Sale Agreement.

                             PRIOR MARKETING EFFORTS

         12. Commencing several months before the Petition Date, the Debtor engaged in efforts to find a purchaser or merger partner. Those efforts to market the Debtor were conducted with a number of parties, including RRN, and varied from preliminary explorations of interest to serious negotiations of transaction terms. Primarily due to changes in the commission structure of the travel industry affecting the Debtor's business and its depleted cash position, the Debtor was not able to consummate a sale or merger transaction prior to the Petition Date. Nonetheless, from the commencement of this Case, the Debtor has continued to diligently pursue a purchaser. In excess of 20 potential purchasers have been contacted, approximately half of which entered into non-disclosure agreements with the Debtor and obtained information on its business and assets. Of the potential purchasers, two parties, including RRN, completed substantial due diligence reviews of the Debtor's business and assets. Each of those two parties maintained considerable interest in acquiring assets of the Debtor, and substantial negotiations were conducted with such parties, culminating in the receipt by the Debtor on April 25, 2002 of a fully negotiated asset purchase agreement from each of such parties. Through a series of extensive negotiations over a five day period, amounting to an informal bidding process, the Debtor was able to obtain an increase in the purchase price from $1,000,000, the original amount offered by RRN in its asset purchase agreement submitted on April 25, 2002, to the Purchase Price described below.

                              THE SALE AGREEMENT(1)

         13. The Debtor proposes that it convey its interest in the 800T Property to the Purchaser pursuant to, and on the terms and conditions set forth in (i) the Asset Purchase Agreement, by and among RRN and the Debtor, dated as of May 2, 2002 (the "Sale Agreement"), a copy of which is attached to this Motion as Exhibit B.2 Under the Sale Agreement, the Purchaser will pay to Seller the aggregate sum of $2,400,000.00 (the "Purchase Price") for the 800T Property, subject to closing conditions standard for this type of transaction, as well as satisfaction of certain additional terms and conditions, including the following:

         (1)      entry of an order approving (i) the Bidding Procedures and
                  (ii) payment of the Expense Reimbursement and Break-Up Fee;
                  and

         (2)      entry of an order authorizing the Sale.

                             THE BIDDING PROCEDURES

         14. Pursuant to Fed. R. Bankr. P. 6004(f)(1), sales of property outside the ordinary course of business may be by private sale or by public auction. Thus, in accordance with the Sale Agreement, and consistent with auction procedures approved in this District for sales under section 363 of the Bankruptcy Code, the Debtor seeks approval of the following Bidding Procedures as the
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1 The following description is intended solely to highlight for the Court and interested parties the most significant terms of the Sale Agreement and the sale. All parties are directed to the Sale Agreement attached to this Motion as Exhibit B for the complete and controlling terms of the sale.

2 Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Sale Agreement.

procedures most likely to maximize the realizable value of the 800T Property for the benefit of the Debtor's estate, its creditors, and other interested parties.(3)

                    BIDDING PROCEDURES, EXPENSE REIMBURSEMENT

                                AND BREAK-UP FEE

         15. Under the proposed Bidding Procedures, any interested party will be required to submit a competing qualified bid ("Qualifying Bid") to the Debtor on or before 4:00 p.m. (prevailing Florida Time) on May 17, 2002. If the Debtor receives a timely competing qualified bid the Debtor will conduct the Auction during normal business hours on May 20, 2002 at the office of 800 Travel Systems, Inc., 4802 Gunn Highway, Suite 140, Tampa, Florida 33624.4

         16. If a successful bidder other than RRN is selected by the Debtor and such bidder's offer is approved by the Court, RRN shall be entitled to a Expense Reimbursement and Break-Up Fee in the aggregate amount of $150,000.

         17. RRN has expended considerable time, money and energy pursuing the Sale and has engaged in extended, good faith negotiations. The Sale Agreement is the culmination of these efforts and, in recognition of RRN's expenditure of time, energy, and resources, and the benefits of securing a "stalking horse" or minimum bid, the Seller has agreed to the Bidding Procedures and to provide RRN the opportunity to receive the Expense Reimbursement and Break-Up Fee under certain circumstances.

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3 All parties are directed to the Bidding Procedures attached to the proposed Procedures Order for the complete terms of the Bidding Procedures, and to the Sale Agreement attached to this Motion for the complete terms of the Expense Reimbursement and Break-Up Fee.

4 The Debtor reserves the right to conduct the Auction telephonically, if reasonable and appropriate.

         18. The Bidding Procedures and the Expense Reimbursement and Break-Up Fee were a material inducement for, and a condition of, RRN's entry into the Sale Agreement. The Debtor believes that they are fair and reasonable in view of, among other things, (a) due diligence investigation and negotiation undertaken by RRN in connection with the Sale and (b) the fact that RRN's efforts have increased the chances that the Debtor will receive the highest and best offer for the 800T Property by establishing a bid standard or minimum for other bidders, and serving as a catalyst for other potential or actual bidders.

         19. RRN is unwilling to commit to hold open its offer to purchase the 800T Property under the terms of the Sale Agreement unless an order is entered approving both the Bidding Procedures and payment of the Expense Reimbursement and Break-Up Fee. The Debtor thus requests that the Court authorize and approve both the Bidding Procedures and payment of the Expense Reimbursement and Break-Up Fee in the Procedures Order pursuant to the terms and conditions of the Sale Agreement.

                       NOTICE OF AUCTION AND SALE HEARING

         20. The Debtor (or its agent) will serve on the date of this Motion a copy of (i) the Motion, (ii) the proposed Procedures Order, and (iii) the Sale Agreement, by overnight courier to the United States Trustee, District Director of the internal Revenue Service, Committee of Unsecured Creditors, the Debtor's twenty (20) largest unsecured creditors, and the Local Rule 1007-2 Parties in Interest List and by U.S. Mail to the parties on the attached matrix. The Debtor will notify by telephone all entities previously contacted by the Debtor known to have expressed an interest in a transaction with respect to the 800T Property and will serve by overnight courier the Motion, the proposed Procedures Order, and the Sale Agreement on request. The Debtor's equity security holders will be notified as described in the following paragraph.5

         The purchase price in the Sale Agreement is $2,400,000.00. The Debtor's schedules identify liquidated liabilities of $3,710,154.29. As such, it appears there are no assets from which a dividend can be paid to equity security holders. There are 7,895,536 outstanding shares of common stock of the Debtor, as identified in Exhibit A to the Debtor's Voluntary Petition. More than 7,000,000 of the Debtor's outstanding shares of common stock are held by brokerages in "street name." It would be prohibitively expensive (and likely impossible within the operative time frame) for the Debtor to determine the identity of, and to subsequently individually notify by mail or otherwise, the Debtor's equity security holders of the Motion, the proposed Procedures Order, the Sale Agreement, and the Sale. Accordingly, notice to equity security holders under Fed. R. Bankr. P. 2002(d)(3) will be made by press release and filing of the Debtor's Form 8-K with the Securities and Exchange Commission, and the Debtor hereby requests the Court to approve this form and manner of notice under Fed. R. Bankr. P. 2002(d)(3).


         21. The Debtor believes that the foregoing notice procedure is sufficient to provide effective notice of the Bidding Procedures and the Sale Hearing to potentially interested parties in a manner designed to maximize the chance of obtaining the broadest possible participation while minimizing the costs to the estate. Accordingly, the Debtor requests that the Court find that notice in this manner is sufficient and that no further notice of the Bidding Procedures or the Sale Hearing is required.

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5 In addition, the Debtor may, in its sole discretion, disseminate notice by publication in one or more newspapers or trade journals, or in a publication upon request by the Unsecured Creditors Committee.

                              APPLICABLE AUTHORITY

A.       THE SALE IS WITHIN THE
         DEBTOR'S SOUND BUSINESS JUDGMENT

         22. Section 363 of the Bankruptcy Code provides, in pertinent part, that a debtor "after notice and a hearing, may use, sell or lease, other than in the ordinary course of business, property of the estate." 11 U.S.C.ss.363(b)(1). In this and other circuits, a debtor's sale or use of assets outside the ordinary course of business should be approved by the Bankruptcy Court if the debtor can demonstrate a sound business justification for the proposed transaction. See, e.g., In re Boogaart of Florida, Inc., 17 B.R. 480, 483 (Bankr. S.D.Fla. 1981)(holding that Section 363(b) permits liquidation of a debtors' assets pre-confirmation, especially where the value of the debtor's assets was rapidly decreasing and the bankruptcy estates were suffering continuing losses); In re St. Petersburg Hotel Assoc., Ltd., 37 B.R. 341, 343 (Bankr. M.D.Fla. 1983)(holding that Section 363 also impliedly requires the bankruptcy court to find that good business judgment exists for the Debtor to approve a lease or disposition of the Debtor's assets and explaining that a bankruptcy court need not wait for confirmation to approve disposition of a substantial portion of the Debtor's assets if there is a possibility that the Debtor will lose a lucrative business proposal by the delay which is likely to be occasioned in considering a plan or plans of reorganization); Meyers v. Martin (In re Martin), 91 F.3d 389, 395 (3d Cir. 1996) (citing Fulton State Bank v. Schipper (In re Schipper), 933 F.2d 513, 515 (7th Cir. 1991)); In re Abbotts Dairies of Pennsylvania, Inc., 788 F.2d 143 (3d Cir. 1986); In re Delaware & Hudson Ry. Co., 124 B.R. 169 (D. Del. 1991). Here, the "sound business justification" test is satisfied.

         23. Courts have applied four factors in determining whether a sound business justification exists: (i) whether a sound business reason exists for the proposed transaction; (ii) whether fair and reasonable consideration is provided; (iii) whether the transaction has been proposed and negotiated in good faith; and (iv) whether adequate and reasonable notice is provided. See In re Continental Airlines, Inc., 780 F.2d 1223 (5th Cir. 1986); Committee of Equity Sec. Holders v. Lionel Corp. (In re Lionel Corp.), 722 F.2d 1063, 1071 (2d Cir.
1983) (setting forth the "sound business purpose" test); Abbotts Dairies, 788 F.2d at 145-47 (implicitly adopting the articulated business justification test of the Lionel standard and adding the "good faith" requirement); In re Delaware & Hudson - Ry. Co., 124 B.R. at 176 (adopting Lionel in the District of Delaware). The proposed sale of the 800T Property meets each of these requirements.


         24. SOUND BUSINESS PURPOSE. A sale of the 800T Property serves a sound business purpose and represents a reasonable exercise of the Debtor's business judgment because the Debtor is unable to fund its ongoing operations beyond the terms of the April 25, 2002 Interim DIP Financing Order. A sale of the 800T Property on a going concern basis is necessary to realize the value of the Debtor's assets, which primarily are 800 telephone numbers, URLs, tradenames, and software, and to maintain the Debtor's workforce. Absent a prompt sale of the 800T Property on a going concern basis, the Debtors will be compelled to shut down its operation, thus losing millions of dollars of value otherwise obtainable through a prompt sale. Accordingly, the proposed sale is for a sound business purpose and represents a reasonable exercise of the Debtor's business judgment. Consequently, the Debtors believe that a sale of the 800T Property will maximize its value for the benefit of the Seller's estate and its creditors.

         25. The Debtor believes that an expeditious sale is necessary to assure the greatest possible price for the 800T Property. The Purchaser has offered the Seller substantial value for the 800T Property, and the Debtor believes that any delay of the sale may create a significant risk to the Seller's ability to realize such value. Accordingly, the Debtor submits that the proposed sale is an exercise of the Debtor's sound business judgment.

         26. FAIR AND REASONABLE CONSIDERATION. The Debtor submits that the proposed sale of the 800T Property will provide fair and reasonable consideration to the Seller's estate. There can be no dispute that the Sale Agreement was negotiated at arm's length and in good faith. The evidence adduced at the hearing on this Motion will conclusively demonstrate that the Sale Agreement was negotiated over a substantial period of time, at arm's length and in good faith. The offer from the Purchaser is the highest and best offer received to date and the Debtor believes that it is extremely unlikely that additional marketing would result in significantly greater net proceeds to the Seller's estate.

         27. In addition, the sale of the 800T Property is subject to competing bids, thus ensuring that the Seller will receive the highest or best value for the property. The Sale Agreement will have been exposed to a full and fair auction to test the consideration offered by the Purchaser. Thus, the fairness and reasonableness of the consideration to be received by the Seller ultimately will be demonstrated by a "market check" and auction process -- the best means for establishing whether a fair and reasonable price is being paid. The Debtor submits the forgoing will conclusively demonstrate that the Debtor has obtained the best possible price for the 800T Property.

         28. GOOD FAITH. The proposed sale is the product of arm's length negotiations between the Purchaser and the Seller. The Purchaser has no affiliation with the Seller or the Debtor, and the ability of third parties to make higher or better bids ensures that the Purchaser has not exerted any undue influence over the Seller or the Debtor.

         29. ADEQUATE AND SUFFICIENT NOTICE. In view of the Debtor's previous marketing efforts with respect to the 800T Property, the Debtor will provide notice of the Bidding Procedures and Sale Hearing as described above in this Motion.

         30. The Debtor believes that notice as described in this Motion is good and sufficient under the particular circumstances and reasonably calculated to provide timely and adequate notice to the Debtor's major creditor constituencies, those persons most interested in these cases and those persons potentially interested in bidding on the 800T Property. The Debtor thus submits that such notice is sufficient for entry of an order granting all of the relief requested in this Motion.

B.       THE EXPENSE REIMBURSEMENT AND BREAK-UP FEE IS WARRANTED

         31. To compensate RRN for serving as a "stalking horse" whose bid will be subject to higher or better offers, the Debtor seeks authority to provide RRN with the Expense Reimbursement and Break-Up Fee in the event RRN is not the successful bidder. The Debtor believes that the Expense Reimbursement and Break-Up Fee are reasonable, given the benefits to the estate of having a definitive agreement and the risk to RRN that a third-party offer ultimately may be accepted, and that the Expense Reimbursement and Break-Up Fee are necessary to preserve and enhance the value of the Debtor's estate.

         32. Bidding incentives encourage a potential purchaser to invest the requisite time, money and effort to negotiate with a debtor and perform the necessary due diligence attendant to the acquisition of a debtor's assets, despite the inherent risks and uncertainties of the chapter 11 process. Historically, bankruptcy courts have approved bidding incentives similar to the Break-Up Fee under the "business judgment rule," which proscribes judicial second-guessing of the actions of a corporation's board of directors taken in good faith and in the exercise of honest judgment. See, e.g., In re 995 Fifth Ave. Assocs., L.P., 96 B.R. 24, 28 (Bankr. S.D.N.Y. 1989) (bidding incentives may "'be legitimately necessary to convince a "white knight" to enter the bidding by providing some form of compensation for the risks it is undertaking'") (citation omitted); In re Marrose Corp., Nos. 89 B 12171 (CB) to 89 B 12179 (CB), 1992 WL 33848, at *5
(Bankr. S.D.N.Y. Feb. 15, 1992) (stating that "agreements to provide breakup fees or reimbursement of fees and expenses are meant to compensate the potential acquirer who serves as a catalyst or 'stalking horse' which attracts more favorable offers.") See also Official Committee of Subordinated Bondholders v. - Integrated Resources, Inc. (In re Integrated Resources, Inc.), 147 B.R. 650, 657-58 (S.D.N.Y. 1992) (establishing three basic factors for determining whether to permit breakup fees in bankruptcy: whether "the relationship of the parties who negotiated the break-up fee [is] tainted by self-dealing or manipulation", whether the "fee hamper[s], rather than encourage[s], bidding", and whether "the amount of the fee [is] unreasonable relative to purchase price"), appeal dismissed, 3 F.3d 49 (2d Cir. 1993).

         33. Courts have established standards for determining the appropriateness of bidding incentives in the bankruptcy context. In Calpine Corp. v. O'Brien Envtl. Energy, Inc. (In re O'Brien Envtl. Energy, Inc.), 181 F.3d 527 (3d Cir. 1999), the Court held that even though bidding incentives are measured against a business judgment standard in non-bankruptcy transactions, the administrative expense provisions of section 503(b) of the Bankruptcy Code govern in the bankruptcy context. Accordingly, to be approved, bidding incentives must provide some benefit to the debtor's estate. Id. at 533.

         34. The O'Brien Court identified at least two instances in which bidding incentives may provide benefit to the estate. First, benefit to the estate may be found if "assurance of a break-up fee promoted more competitive bidding, such as by inducing a bid that otherwise would not have been made and without which bidding would have been limited." Id. at 537. Second, where the availability of bidding incentives induce a bidder to research the value of the debtor and submit a bid that serves as a minimum or floor bid on which other bidders can rely, "the bidder may have provided a benefit to the estate by increasing the likelihood that the price at which the debtor is sold will reflect its true worth." Id.

         35. Whether evaluated under the "business judgment rule" or the O'Brien "administrative expense" standard, the bidding protections contemplated by the Sale Agreement are appropriate. The Sale Agreement and the bidding protections are the product of good faith, arm's-length negotiations between the Debtor and RRN. They are fair and reasonable in amount, particularly in view of RRN's efforts to date, and the risk to RRN of being used as a "stalking horse."

         36. Further, the Expense Reimbursement and Break-Up Fee already have encouraged competitive bidding, in that RRN would not have entered into the Sale Agreement without these provisions. Similarly, RRN's offer provides a minimum bid on which other bidders can rely, thereby increasing the likelihood that the price at which the 800T Property will be sold will reflect its true worth. Finally, the mere existence of the Expense Reimbursement and Break-Up Fee permits the Debtor to insist that competing bids for the 800T Property be materially higher or otherwise better than the Sale Agreement, a clear benefit to the Debtors' estates.

         37. In sum, the Debtor's ability to offer the Expense Reimbursement and Break-Up Fee enables them to ensure the sale of the 800T Property to a contractually-committed bidder at a price they believe to be fair while, at the same time, providing them with the potential of even greater benefit to the estates. Thus, the Expense Reimbursement and Break-Up Fee should be approved.

C. THE SALE SATISFIES THE REQUIREMENTS OF SECTION 363(F) FOR A SALE FREE AND CLEAR OF LIENS, CLAIMS, INTERESTS, AND ENCUMBRANCES

         38. The Debtor seeks to sell the 800T Property free and clear of all liens, claims, interests, and encumbrances. Section 363(f) of the Bankruptcy Code provides:

                  The trustee may sell property under subsection (b) or (c) of this section free and clear of any interest in such property of an entity other than the estate, only if --

                           (1) applicable nonbankruptcy law permits sale of such property free and clear of such interest;

                           (2) such entity consents;

                           (3) such interest is a lien and the price at which such property is to be sold is greater than the aggregate value of all liens on such property;

                           (4) such interest is in bona fide dispute; or --

                           (5) such entity could be compelled, in a legal or equitable proceeding, to accept a money satisfaction of such interest.

11 U.S.C.ss. 363(f). Because section 363(f) is drafted in the disjunctive, satisfaction of any one of its five requirements will suffice to approve the Debtors' sale of the 800T Property free and clear of liens, claims, interests, and other encumbrances (collectively, the "Interests"). See 11 U.S.C.ss. 363(f); Citicorp Homeowners Servs., Inc. v. Elliot (In re Elliot), 94 B.R. 343 (E.D. Pa.
1988) (Bankruptcy Code section 363(f) written in disjunctive; court may approve sale "free and clear" provided at least one of the subsections is met).


         39. The Debtor does not believe that any parties hold an Interest in the 800T Property. If and to the extent the Debtor identifies any parties that do hold such an Interest, the Debtor will obtain any necessary consent of such parties prior to or at the Sale Hearing, thereby satisfying subsection 363(f)(2). Moreover, to the extent there exist other possible holders of Interests, the Debtors submit that one of the subsections of section 363(f) applies, and that any such Interest will be adequately protected by having it attach to the net proceeds of the sale, subject to any claims and defenses the Debtor may possess with respect thereto. Accordingly, the sale should be approved under section 363(f) of the Bankruptcy Code.

D.       GOOD FAITH UNDER SECTION 363(M)

         40.      Section 363(m) of the Bankruptcy Code provides that:

                  [t]he reversal or modification on appeal of an authorization under subsection (b) or (c) of this section of a sale or lease of property does not affect the validity of a sale or lease under such authorization to an entity that purchased or leased such property in good faith, whether or not such entity knew of the pendency of the appeal, unless such authorization and such sale or lease were stayed pending appeal.

11 U.S.C.ss. 363(m). While the Bankruptcy Code does not define "good faith," in In re Abbotts Dairies of Pennsylvania, Inc., 788 F.2d 143 (3d Cir. 1986) the Court held that:

                  [t]he requirement that a purchaser act in good faith . . . speaks to the integrity of his conduct in the course of the sale proceedings. Typically, the misconduct that would destroy a purchaser's good faith status at a judicial sale involves fraud, collusion between the purchaser and other bidders or the trustee, or an attempt to take grossly unfair advantage of other bidders.

788 F.2d at 147 (citations omitted). The Debtor submits that (i) the proposed sale is the subject of arm's length negotiations between the Purchaser and the Seller; (ii) the Purchaser has no affiliation with the Seller or the Debtor;
(iii) to the best of the Debtor's knowledge, the Purchaser has taken no action to chill or otherwise collude with any other party to restrict bidding on the 800T Property; and (iv) the auction process ensures that the Purchaser has not exerted undue influence over the Seller or the Debtor. The Debtor thus requests that the Court make a finding that the Purchaser acted in good faith within the meaning of section 363(m) of the Bankruptcy Code.

E.       THE DEBTOR'S REQUESTS FOR RELIEF FROM TRANSFER
         TAXES UNDER SECTION 1146(C) SHOULD BE GRANTED

         41. Section 1146(c) of the Bankruptcy Code provides that "the making or delivery of an instrument of transfer under a plan confirmed under section 1129 of this title may not be taxed under any law imposing a stamp or similar tax." Courts have construed this provision to include transfers under a sale outside of, but in furtherance of effectuating, a plan of reorganization. See CCA Partnership v. Director of Revenue, State of Delaware (In re CCA Partnership), 70 B.R. 696 (Bankr. D. Del.), aff'd 72 B.R. 765 (D. Del.), aff'd 833 F.2d 304
(3d Cir. 1987); see, e.g., In re Jacoby-Bender, Inc., 758 F.2d 840, 842 (2d Cir.
1985) (section 1146(c) applies when the "transfer is necessary to the consummation of a plan"); In re United Press Int'l, Inc., Case No. 91-B-13955
(FSC), 1992 Bankr. LEXIS 842, at *4 (Bankr. S.D.N.Y., May 18, 1992) (section 1146(c) exemption applied to section 363 sale where "value of debtor's assets . .. . likely to deteriorate [during] time necessary to...confirm a plan").


         42. The Debtor is seeking Court approval of the sale of the 800T Property to, among other things, facilitate the formulation and ultimate confirmation of a plan that will yield the highest possible return to the Debtor's creditors. In light of the foregoing, the Debtor respectfully submits that the proposed sale of the 800T Property is a necessary step toward a plan and, accordingly, should be exempt from any stamp tax or similar taxes under section 1146(c) of the Bankruptcy Code.

         F. ASSUMPTION AND ASSIGNMENT OF THE DESIGNATED CONTRACTS SHOULD BE APPROVED UNDER SECTION 365 OF THE BANKRUPTCY CODE

         43. Section 365(a) of the Bankruptcy Code provides that a debtor, "subject to the court's approval, may assume or reject an executory contract or an unexpired lease." 11 U.S.C.ss. 365(a). See University Medical Center v. Sullivan (In re University Medical Center), 973 F.2d 1065, 1075 (3d Cir. 1992). A debtor's assumption or rejection of an executory contract is subject to review under the business judgment standard, which shields a debtor's management from judicial second-guessing. In re Federated Dept. Stores, Inc., 131 B.R. 808, 811 (S.D. Ohio 1991). See e.g., In re Prime Motor Inns, 124 B.R. 378, 381 (Bankr. S.D.Fla. 1991)(holding that the test for determining whether to permit rejection of an ordinary executory contract is subject to a "flexible" business judgment standard); In re Country Club Estates at Aventura Maint. Ass'n, Inc., 227 B.R. 565, 568 (Bankr. S.D.Fla. 1998)(holding that when determining whether rejection of a contract is proper, the debtor-in-possession must employ the traditional "business judgment" standard); NLRB v. Bildisco & Bildisco, 465 U.S. 513, 523
(1984) (describing business judgment test as "traditional"). The bankruptcy court will not entertain objections to a debtor-in-possession's conduct of the affairs of the bankruptcy estate where business judgment was made in good faith, on a reasonable basis, and within the scope of its authority. In re Southern Biotech, Inc., 37 B.R. 318, 322-323 (Bankr. M.D.Fla. 1983). The Southern Biotech Court explained that "as long as the proposed undertaking is based on well articulated reasons supported by facts and is not on unsupported, speculative assumptions or based on decisions made arbitrarily and capriciously without any basis, the Court will not inquire into the basis for the reasons for the decision." Id. at 322-23. In re III Enterprises, Inc. V, 163 B.R. 453, 469 (Bankr. E.D.Pa. 1994)(citations omitted)("Generally, a court will give great deference to a debtor's decision to assume or reject the contract. A debtor need only show that its decision to assume or reject the contract is an exercise of sound business judgment--a standard which we have concluded many times is not difficult to meet").

         44. Once a debtor articulates a valid business justification, "[t]he business judgment rule 'is a presumption that in making a business decision the directors of a corporation acted on an informed basis, in good faith and in the honest belief that the action was in the best interests of the company.'" In re Integrated Resources, Inc., 147 B.R. 650, 656 (S.D.N.Y. 1992) (quoting Smith v. Van Gorkom, 488 A.2d 858, 872 (Del. 1985)). Accordingly, if a debtor's business judgment has been reasonably exercised, a court should approve the assumption or rejection of an executory contract.

         45. The Debtor has determined in the sound exercise of its business judgment that the Seller's assumption and assignment to the Purchaser of the Designated Contracts is in the Seller's best interests and in the best interests of its estates and creditors.6 The Sale Agreement specifically contemplates that the Purchaser will purchase the 800T Property subject to the assumption and assignment of the Designated Contracts. Thus, assumption and assignment of the Designated Contracts is inextricably linked to consummation of the transaction contemplated by the Sale Agreement.

         46. Further, the Debtor does not believe there are any existing defaults under the Designated Contracts. Thus, there is little, if any, economic detriment to the Seller associated with

------------

6 Pursuant to section 365(f) of the Bankruptcy Code, the Seller may assign the Leases, regardless of any clause in the Leases purporting to prohibit such an assignment.

assumption and assignment of the Designated Contracts. Accordingly, the Debtor submits that the Seller satisfies the requirements of section 365 and that the Court should authorize the assumption and assignment of the Designated Contracts to the Purchaser.

     ELIMINATION OF FED. R. BANKR. P. 6004(G) AND 6006(D) TEN (10) DAY STAY

         47. Pursuant to Rules 6004(g) and 6006(d) of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), unless the court orders otherwise, all orders authorizing the sale of property pursuant to Section 363 of the Bankruptcy Code or the assignment of an executory contract or unexpired lease pursuant to Section 365 of the Bankruptcy Code are automatically stayed for ten (10) days after entry of the order. Fed. R. Bankr. P. 6004(g) & 6006(d) (emphasis added). The purpose of Bankruptcy Rules 6004(g) and 6006(d) is to provide sufficient time for an objecting party to request a stay pending appeal before the order can be implemented. See Advisory Committee notices to Fed. R. Bankr. P. 6004(g) and 6006(d). Although Bankruptcy Rules 6004 (g) and 6006(d) and the Advisory Committee Notes are silent as to when a court should "order otherwise" and eliminate or reduce the 10-day stay period, Collier on Bankruptcy suggests that a 10-day stay period be eliminated to allow a sale or other transaction to close immediately "where there has been no objection to the procedure." 10 Collier on BankruptcyP. 6004.09 (15th ed. 1999). Furthermore, Collier on Bankruptcy provides that if an objection is filed and overruled, and the objecting party informs the court of its intent to appeal, the stay may be reduced to the amount of time necessary to file such appeal. Id. For the reasons stated above, the Debtor needs to close the sale of its assets as soon as possible. Accordingly, the Debtor respectfully requests that the Court eliminate the 10-day stay period under Bankruptcy Rules 6004(g) and 6006(d).

                               NO PREVIOUS REQUEST

         48. No previous request for the relief sought herein has been made to this Court or any other court.

         WHEREFORE, the Debtor respectfully requests that the Court (i) enter the Procedures Order approving (a) the Bidding Procedures; (b) the Expense Reimbursement and Break-Up Fee, and (c) the form and manner of notice of the Bidding Procedures and Sale Hearing and (ii) at the conclusion of the Sale Hearing, enter the Sale Order (a) authorizing the Seller's sale of the 800T Property to the Purchaser or a successful bidder (if any) free and clear of all Interests, except as described herein, (b) determining that the sale is exempt from any stamp, transfer, recording, or similar taxes, (d) authorizing the Seller's assumption and assignment of the Designated Contracts, and (iii) grant the Debtor such other and further relief as is just and proper.

                              /s/ Ernest J. Marquart
                              --------------------------------------------
                              ERNEST J. MARQUART
                              Florida Bar No. 905860
                              Shumaker, Loop & Kendrick, LLP
                              Post Office Box 172609
                              Tampa, Florida 33672-0609
                              Telephone:  (813) 229-7600
                              Facsimile:  (813) 229-1660
                              -and-
                              H. Buswell Roberts, Jr.
                              David J. Coyle
                              Shumaker, Loop & Kendrick, LLP
                              North Courthouse Square
                              1000 Jackson
                              Toledo, Ohio  43624
                              Telephone (419) 241-9000
                              Facsimile (419) 241-6894
                              Attorneys for Debtor and Debtor-in-Possession


                             CERTIFICATE OF SERVICE

         I HEREBY CERTIFY that a true and correct copy of the foregoing Debtor's Motion for Order Under 11 U.S.C.ss.ss.105, 363, 365, and 1146, and Fed. R. Bankr. P. 6004 and 6006, (I)(A) Authorizing and Approving Sale of Certain of the Debtor's Property Free and Clear of Liens, Claims, Interests, and Encumbrances,
(B) Determining that Sale is Exempt from Stamp, Transfer, Recording or Similar Taxes, and (C) Authorizing Assumption and Assignment of Certain Related Executory Contracts and Unexpired Leases, (II)(A) Approving Competitive Bidding Procedures in Connection with Sale, (B) Approving Expense Reimbursement and Break-Up Fee, (C) Setting Sale Hearing and Objection Deadline, (D) Authorizing and Approving Form and Manner of Notice of Bidding Procedures and Sale Hearing, and (III) Granting Related Relief, was served with Exhibits by overnight courier to the United States Trustee, District Director of the Internal Revenue Service, Committee of Unsecured Creditors, the Debtor's twenty (20) largest unsecured creditors, and the Local Rule 1007-2 Parties in Interest List, and by U.S. Mail to the parties on the attached matrix on May 2, 2002.


                                                     /s/ Ernest J. Marquart
                                                     ---------------------------
                                                     Attorney

Exhibits

A - proposed Procedures Order

B - Sale Agreement

                         UNITED STATES BANKRUPTCY COURT
                           MIDDLE DISTRICT OF FLORIDA

                                 TAMPA DIVISION

In re:                                                      Chapter 11

800 Travel Systems, Inc.,                                 Case No. 02-05461-8G1

                           Debtor.

----------------------------------/

ORDER UNDER 11 U.S.C.SS.SS.105 AND 363 AND FED R. BANKR. P. 6004 (A) APPROVING COMPETITIVE BIDDING PROCEDURES IN CONNECTION WITH SALE OF CERTAIN OF THE DEBTOR'S PROPERTY, (B) APPROVING EXPENSE REIMBURSEMENT AND BREAK-UP FEE, (C) SETTING SALE HEARING AND OBJECTION DEADLINE, (D) AUTHORIZING AND APPROVING FORM AND MANNER OF NOTICE OF BIDDING PROCEDURES AND SALE HEARING, AND (E) GRANTING RELATED RELIEF

         This case came on for hearing on the May 2, 2002 motion (the "Motion"),1 of 800 Travel Systems, Inc., debtor and debtor-in-possession in the above-captioned case (the "Debtor" or the "Seller"), for, among other things, entry of an order under 11 U.S.C. ss.ss. 105 and 363 (a) approving competitive bidding procedures (the "Bidding Procedures"), with respect to the sale (the "Sale") by the Debtor of certain property of the Debtor (the "800T Property") to Resort Reservations Network, Inc. ("RRN" or the "Purchaser"), (b) approving an expense reimbursement (the "Expense Reimbursement") and break-up fee (the "Break-Up Fee"), (c) establishing the date and time for the sale hearing (the "Sale Hearing") and objection deadline (the "Objection Deadline"), (d) approving

--------

1 Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Motion or the Sale Agreement (as defined below), as the case may be.

the form and manner of notice of the Bidding Procedures and the Sale Hearing, and (e) granting related relief; and the Court having reviewed the Asset Purchase Agreement dated May 2, 2002 (the "Sale Agreement"), by and among the Debtor and RRN; and it appearing that notice of the Motion was good and sufficient under the particular circumstances and that no other or further notice need be given; and it appearing that the initial relief requested in the Motion is in the best interests of the Debtor, its estate, creditors, and other parties in interest; and upon the record herein; and after due deliberation thereon; and good cause appearing therefor, it is hereby

         FOUND AND DETERMINED THAT:2

         1. The Court has jurisdiction over the Motion pursuant to 28 U.S.C. ss.ss. 157 and 1334, and this matter is a core proceeding pursuant to 28 U.S.C. ss. 157(b)(2)(A), (N) and (O). Venue of this case and the Motion in this district is proper under 28 U.S.C. ss.ss. 1408 and 1409.

         2. The Debtor's incurrence of an obligation to pay the Expense Reimbursement and Break-Up Fee is (a) an actual and necessary cost and expense of preserving the Debtor's estate, within the meaning of section 503(b) of the Bankruptcy Code, (b) of substantial benefit to the Debtor's estate, (c) reasonable and appropriate in light of (i) the size and nature of the Sale and
(ii) the efforts that have been and will be expended by RRN, notwithstanding that the proposed Sale is subject to higher or better offers for the 800T Property, (d) necessary to ensure that RRN will continue to pursue its proposed acquisition of the 800T Property, and (e) a proper exercise of the Debtor's business judgment. RRN is unwilling to proceed with its offer to purchase the 800T

-----------
2 Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed. --- R. Bankr. P. 7052.

Property under the terms of the Sale Agreement unless it is assured payment of the Expense Reimbursement and Break-Up Fee on the terms provided in the Sale Agreement. Thus, the Expense Reimbursement and Break-Up Fee already have promoted more competitive bidding by inducing RRN's bid, which otherwise would not have been made and without which bidding may have been limited. Further, because the Expense Reimbursement and Break-Up Fee will serve as a minimum or floor bid which other bidders may consider, RRN has provided a benefit to the Debtor's estate by increasing the likelihood that the price at which the 800T Property is sold will reflect its true worth. Finally, absent authorization of the Expense Reimbursement and Break-Up Fee, the Debtor may lose the opportunity to obtain the highest and best available offer for the 800T Property.

         3. The Bidding Procedures are reasonable and appropriate and represent the best method for maximizing the return for the 800T Property.

         4. The form and manner of notice of the Bidding Procedures and Sale Hearing as described in the Motion is sufficient to provide effective notice of the Bidding Procedures and the Sale Hearing and no further notice is required.

         NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

         1. The Motion is GRANTED, as and to the extent described below.

         2. A hearing on the sale (the "Sale Hearing") of the 800T Property shall be held in Courtroom 8A, Sam M. Gibbons United States Courthouse, 801 North Florida Avenue on Wednesday, May 22, 2002, at 4:00 p.m. (prevailing Florida time) before the Honorable Paul M. Glenn, United States Bankruptcy Judge, at which time the Court shall consider the remaining relief sought in the Motion.

         3. Objections to the remaining relief sought in the Motion must be made in writing, filed with the United States Bankruptcy Court for the Middle District of Florida, Tampa Division, Room 727, 801 North Florida Avenue, Tampa, Florida, and served so as to be received by the following parties -------- (collectively, the "Notice Parties") no later than 4:00 p.m. (prevailing Florida time) on Tuesday, May 21, 2002: (i) counsel to the Debtor, Ernest J. Marquart, Esquire, Shumaker, Loop & Kendrick, LLP, 101 E. Kennedy Blvd., Suite 2800, Tampa, Florida 33602 and (ii) Rod Anderson, Esquire, Holland & Knight, LLP, 400
N. Ashley, Suite 2300, Tampa, Florida 33602.

         4. The failure of any objecting person or entity to timely file its objection shall be a bar to the assertion, at the Sale Hearing or thereafter, of any objection to the Motion, the Sale, or the Debtor's consummation and performance of the Sale Agreement (including the transfer of the 800T Property free and clear of all liens, claims, interests, and encumbrances) and related documents, if authorized by the Court.

         5. The Sale Hearing may be adjourned from time to time without further notice to creditors or parties-in-interest other than by announcement of the adjournment in open court or on the Court's calendar on the date scheduled for the Sale Hearing or any adjourned date.

         6. The Expense Reimbursement and Break-Up Fee provided for by the Sale Agreement is hereby approved.

         7. The Bidding Procedures, as set forth in Exhibit A hereto, are hereby approved.

         8. The form and manner of notice of the Bidding Procedures and Sale Hearing is hereby approved.

         9. The Court shall retain jurisdiction over any matter or dispute arising from or relating to the implementation of this Order. ORDERED in Tampa, Florida on April ____, 2002.

                                                  ------------------------------
                                                  Paul M. Glenn
                                                  United States Bankruptcy Judge

Conformed copies to:
         Ernest J. Marquart, Esquire (for service on matrix)

                         UNITED STATES BANKRUPTCY COURT
                           MIDDLE DISTRICT OF FLORIDA

                                 TAMPA DIVISION

In re:                                                     Chapter 11

800 Travel Systems, Inc.,                                  Case No. 02-05461-8G1

                           Debtor.

----------------------------------/

                           BIDDING PROCEDURES FOR SALE

                             OF THE 800T PROPERTY1

         Set forth below are the bidding procedures to be employed with respect to the sale by the Debtor, 800 Travel Systems, Inc., of the 800T Property to Resort Reservations Network, Inc. ("RRN" or the "Purchaser"). Only qualified bidders ("Qualifying Bidder") as defined below may participate in the auction for the 800T Property; provided, that for all purposes, RRN shall constitute a Qualifying Bidder.

         A. Qualifying Bidders for Potential Auction.

         Interested persons may qualify to participate in an auction (the "Auction") by making a Qualifying Bid (as described below) on or before May 17, 2002 at 4:00 pm (Tampa time) (the "Qualifying Deadline"). To qualify to participate in an Auction, a bidder (a "Qualifying Bidder") must submit a bid ("Qualifying Bid") complying with the following requirements: (i) in writing;
(ii) in the form of this Agreement marked to show all changes thereto and on terms and conditions no less favorable to the Seller than the terms and conditions contained in this Agreement; (iii) not be subject to financing contingencies, performance contingencies, unperformed due diligence and other conditions that are more burdensome than the Agreement (except that no person shall be entitled to the Breakup Fee or Expense Reimbursement set forth in section 9.4); (iv) accompanied by evidence to Seller in its sole discretion that the bidder has sufficient financial resources to complete

--------
1 Capitalized terms not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement (the "Sale Agreement") by and between RRN and the Debtor, dated as of May 2, 2002 and/or the motion seeking an order authorizing and approving entry into the Sale Agreement, dated May 2, 2002 (the "Motion"), as the case may be.

the transactions contemplated by this Agreement; and (v) reflect a binding cash bid of at least $2,600,000.

         B. Auction.

         If no person makes a Qualifying Bid, then Seller shall not conduct an Auction, and Seller shall close the transaction with Buyer. If one or more persons makes a Qualifying Bid before the Qualifying Deadline, Seller shall give notice to Buyer and each Qualifying Bidder of the time and place of the Auction. The auction shall be held in Tampa, Florida and begin during normal business hours on May 20, 2002. At the Seller's option in its sole discretion Qualifying Bidders may participate by telephone and Seller may announce at the auction additional procedural rules that are reasonable under the circumstances (e.g., the amount of time allotted to make subsequent alternative bids) for conducting the Auction so long as such rules are not inconsistent with the bidding procedures contained in this Agreement. Only cash bids can be accepted at the Auction, and the initial bid price will begin at the highest Qualifying Bid received by Buyer prior to the Qualifying Deadline, and will continue in minimum increments of $100,000 higher than the previous bid. The Seller, through its legal counsel, shall conduct an Auction of the Acquired Assets according to the terms and conditions of this Agreement and the bidding procedures described herein, and Seller shall accept the highest bidder. Upon acceptance of the highest bid by Seller at the Auction, the successful bidder must be required to close the transaction within 11 days after final order. In the event that the highest bidder fails to timely close, the Seller shall sell the Acquired Assets to the next highest bidder at the Auction for the last and highest bid made by such next highest bidder without renoticing the sale, and the next highest bidder must close the sale within the later of 11 days after the final order or 11 days from receiving written notice that the initial highest bidder failed to close the transaction. The Sale Order shall provide that no further order from the Court will be necessary to consummate the transactions contemplated by this Agreement to Buyer or to the winning bidder, whether or not other bidders qualify or an Auction is conducted. C. Break-Up Fee, Expense Reimbursement and Overbid.

         The Parties hereby agree, and agree that the Bid Procedures Motion shall provide, among other things: (i) that, in recognition and consideration of the time, effort and cost incurred by Buyer in pursuing this Agreement, and as reimbursement for all reasonable fees and expenses incurred by Buyer (including, without limitation, fees and expenses of Buyer's accountants, attorneys and other consultants), Seller shall (A) reimburse Buyer for its actual reasonable expenses, not to exceed $50,000 (the "Expense Reimbursement"), and (B) pay to Buyer a break-up fee (the "Break-Up Fee") in the amount of $100,000 in the event any of the Acquired Assets are sold to anyone other than Buyer, Buyer terminates this Agreement pursuant to Section 8.1(c) or Seller terminates this Agreement other than pursuant to Section 8.1(a) or (d); and (ii) the Break-Up Fee and the Expense Reimbursement shall be an administrative claim in the Bankruptcy Case or any successive bankruptcy proceeding and shall be paid only from the proceeds of the sale of the Assets prior to the payment of any liens, encumbrances, fees, costs, charges, or claims against the proceeds other than repayment of the Line of Credit Facility, which shall remain senior to the Break-Up Fee and the Expense Reimbursement.

                            ASSET PURCHASE AGREEMENT


                                     BY AND


                                     BETWEEN

                            800 TRAVEL SYSTEMS, INC.


                                       AND

                        RESORT RESERVATIONS NETWORK, INC.


                                   MAY 2, 2002

                                TABLE OF CONTENTS

ARTICLE I Definitions.............................................................................................1
---------------------
ARTICLE II Basic Transaction......................................................................................5
----------------------------
   2.1      Purchase and Sale of Assets...........................................................................5
   ---      ----------------------------
   2.2      Assumption of Liabilities.............................................................................5
   ---      --------------------------
   2.3      Purchase Price........................................................................................5
   ---      ---------------
   2.4      Assumption and Assignment of Assumed Contracts........................................................5
   ---      -----------------------------------------------
   2.5      Assumed Contracts.....................................................................................6
   ---      ------------------
   2.6      The Closing...........................................................................................6
   ---      ------------
   2.7      Deliveries at the Closing.............................................................................6
   ---      --------------------------
   2.8      Allocation............................................................................................6
   ---      -----------
ARTICLE III Representations and Warranties of the Seller..........................................................7
--------------------------------------------------------
   3.1      Organization of the Seller............................................................................7
   ---      ---------------------------
   3.2      Subsidiaries..........................................................................................7
   ---      -------------
   3.3      Authorization of Transaction..........................................................................7
   ---      -----------------------------
   3.4      Noncontravention......................................................................................7
   ---      -----------------
   3.5      Brokers' Fees.........................................................................................8
   ---      --------------
   3.6      Title to Acquired Assets..............................................................................8
   ---      -------------------------
   3.7      Financial Statements..................................................................................8
   ---      ---------------------
   3.8      Events Subsequent to Most Recent Fiscal Month End.....................................................9
   ---      --------------------------------------------------
   3.9      Legal Compliance; Licenses and Permits................................................................9
   ---      ---------------------------------------
   3.10     Tax Matters...........................................................................................9
   ----     ------------
   3.11     Real Property.........................................................................................9
   ----     --------------
   3.12     Intellectual Property................................................................................10
   ----     ----------------------
   3.13     Contracts............................................................................................11
   ----     ----------
   3.14     Powers of Attorney...................................................................................11
   ----     -------------------
   3.15     Litigation...........................................................................................11
   ----     -----------
   3.16     Employee Benefits....................................................................................12
   ----     ------------------
   3.17     Environmental, Health, and Safety Matters............................................................12
   ----     ------------------------------------------
   3.18     Personnel............................................................................................12
   ----     ----------
   3.19     Bankruptcy Case......................................................................................13
   ----     ----------------
   3.20     Disclaimer of other Representations and Warranties...................................................13
   ----     ---------------------------------------------------
ARTICLE IV Representations and Warranties of the Buyer...........................................................13
------------------------------------------------------
   4.1      Organization of the Buyer............................................................................13
   ---      --------------------------
   4.2      Authorization of Transaction.........................................................................13
   ---      -----------------------------
   4.3      Noncontravention.....................................................................................14
   ---      -----------------
   4.4      Brokers' Fees........................................................................................14
   ---      --------------
ARTICLE V Pre-Closing Covenants..................................................................................14
-------------------------------
   5.1      General..............................................................................................14
   ---      --------
   5.2      Bankruptcy Court Approval............................................................................14
   ---      --------------------------
   5.3      Notices and Consents.................................................................................15
   ---      ---------------------
   5.4      Operation of Business................................................................................15
   ---      ----------------------
   5.5      Full Access for Due Diligence Review.................................................................16
   ---      -------------------------------------
   5.6      Notice of Developments...............................................................................16
   ---      -----------------------
ARTICLE VI Post-Closing Covenants................................................................................16
---------------------------------

   6.1      General..............................................................................................16
   ---      --------
   6.2      Litigation Support...................................................................................16
   ---      -------------------
   6.3      Transition...........................................................................................17
   ---      -----------
ARTICLE VII Conditions to Obligation to Close....................................................................17
---------------------------------------------
   7.1      Conditions to Obligation of the Buyer................................................................17
   ---      --------------------------------------
   7.2      Conditions to Obligation of the Seller...............................................................18
   ---      ---------------------------------------
ARTICLE VIII TERMINATION.........................................................................................18
------------------------
   8.1      Termination of Agreement.............................................................................18
   ---      -------------------------
   8.2      Effect of Termination................................................................................19
   ---      ----------------------
ARTICLE IX SALE ORDER AND BID PROCEDURES.........................................................................19
----------------------------------------
   9.1      Approval of Transaction..............................................................................19
   ---      ------------------------
   9.2      Qualifying Bidders for Potential Auction.............................................................19
   ---      -----------------------------------------
   9.3      Auction..............................................................................................20
   ---      --------
   9.4      Break-Up Fee, Expense Reimbursement and Overbid......................................................20
   ---      ------------------------------------------------
   9.5      Notice...............................................................................................21
   ---      -------
ARTICLE X Miscellaneous..........................................................................................21
-----------------------
   10.1     Press Releases and Public Announcements..............................................................21
   ----     ----------------------------------------
   10.2     No Third-Party Beneficiaries.........................................................................21
   ----     -----------------------------
   10.3     Entire Agreement.....................................................................................21
   ----     -----------------
   10.4     Succession and Assignment............................................................................21
   ----     --------------------------
   10.5     Counterparts and Facsimile Execution.................................................................21
   ----     -------------------------------------
   10.6     Headings.............................................................................................22
   ----     ---------
   10.7     Notices..............................................................................................22
   ----     --------
   10.8     Governing Law........................................................................................23
   ----     --------------
   10.9     Amendments and Waivers...............................................................................23
   ----     -----------------------
   10.10       Severability......................................................................................23
   -----       -------------
   10.11       Expenses..........................................................................................23
   -----       ---------
   10.12       Construction......................................................................................23
   -----       -------------
   10.13       Incorporation of Exhibits and Schedules...........................................................24
   -----       ----------------------------------------

                                LIST OF SCHEDULES

Disclosure Schedule--Exceptions to Representations and Warranties
Schedule A--Acquired Assets
Schedule B--Intentionally Omitted
Schedule C--Assumed Contracts

                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (the "Agreement") is entered into on May 2, 2002, by and between RESORT RESERVATIONS NETWORK, INC., a Delaware corporation (the "Buyer"), and 800 TRAVEL SYSTEMS, INC., a Delaware corporation and debtor in possession (the "Seller"). The Buyer and the Seller are referred to collectively herein as the "Parties."

                                    RECITALS

         A. Seller is a direct marketer of travel related services, focused primarily on providing air transportation reservation services through its toll-free phone numbers and websites (the "Business").

         B. On March 22, 2002 (the "Petition Date"), a voluntary petition for relief was filed by the Seller (the "Case") under chapter 11 of title 11 of the United States Code (or any successor legislation thereto), as amended from time to time (the "Bankruptcy Code"), with the United States Bankruptcy Court for the Middle District of Florida (the "Bankruptcy Court").

         C. On April 24, 2002, the Bankruptcy Court entered an interim order approving that certain Secured Super-Priority Debtor In Possession Line of Credit and Security Agreement, dated as of April 24, 2002 (the "Credit Agreement") whereby Buyer agreed to provide to Seller a secured super-priority line of credit facility of up to $400,000 (the "Line of Credit Facility") in order to fund the continued operation of the Seller's business.

         D. This Agreement contemplates a transaction in which the Buyer will purchase substantially all of the assets (and assume certain specifically enumerated liabilities) of the Seller pursuant to the terms and conditions set forth in this Agreement.

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

                                   Definitions

         "Acquired Assets" means all right, title, and interest in and to all of the assets constituting the Business, including but not limited to all of the Assumed Contracts and the assets listed on Schedule A, together with all of Seller's (a) real property, improvements, fixtures, and fittings thereon, and easements, rights-of-way, and other appurtenants thereto (such as appurtenant rights in and to public streets), (b) tangible personal property (such as computers, telephones and related systems, machinery, equipment, inventories, furniture, and vehicles), (c) Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, (d) accounts, notes, and other receivables, (e) securities, (f) claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment (including any such item relating to the payment of taxes), (g) franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, (h) books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials, provided, however, that the Acquired Assets shall not include (i) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Seller as a corporation, (ii) any of the rights of the Seller under this Agreement (or under any related agreement between the Seller on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement), or (iii) any contracts or other agreements, except the Assumed Contracts.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Agreement" has the meaning set forth in the preface above.

         "Assumed Contracts" means those Contracts to be set forth on Schedule C, which schedule shall be delivered by Buyer to Seller prior to May 13, 2002.

         "Assumed Liabilities" means those liabilities and obligations of the Seller assumed by Buyer pursuant to its assumption of the Assumed Contracts.

         "Assumption Notice" has the meaning set forth in Section 2.5 below.

         "Bankruptcy Code" has the meaning set forth in the Recitals above.

         "Bankruptcy Court" has the meaning set forth in the Recitals above.

         "Bankruptcy Court Order" has the meaning set forth in Section 5.2 below.

         "Break-Up Fee" has the meaning set forth in Section 9.2 below.

         "Business has the meaning set forth in the Recitals above.

         "Buyer" has the meaning set forth in the preface above.

         "Case" has the meaning set forth in the Recitals above.

         "Closing" has the meaning set forth in Section 2.6 below.

         "Closing Date" has the meaning set forth in Section 2.6 below.

         "Closing Payment" has the meaning set forth in Section 2.3 below.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Confidential Information" means any information concerning the businesses and affairs of the Seller and its Affiliates that is not (a) generally available to the public, (b) disclosed to Buyer by any Person other than the Seller and its Affiliates if such person has the right to disclose such information, or (c) independently known to Buyer.

         "Credit Agreement" has the meaning set forth in the Recitals above.

         "Cure Payments" has the meaning set forth in Section 2.4 below.

         "Disclosure Schedule" has the meaning set forth in Article III below.

         "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit or other retirement, bonus, or incentive plan or program.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA
Section 3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
Section 3(1).

         "Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, and ordinances concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, as such requirements are enacted and in effect on or prior to the Closing Date.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Financial Statement" has the meaning set forth in Section 3.7 below.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Governmental Authority" means any and all foreign, federal, state or local governments, governmental institutions, public authorities and governmental entities of any nature whatsoever, and any subdivisions or instrumentalities thereof, including, without limitation, departments, boards, bureaus, commissions, agencies, courts, administrations and panels, and any divisions or instrumentalities thereof, whether permanent or ad hoc.

         "Income Tax" means any federal, state, local, or foreign income tax, including any interest, penalty, or addition thereto, whether disputed or not.

         "Income Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto.

         "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "Line of Credit Facility" has the meaning set forth in the Recitals above.

         "Most Recent Financial Statements" has the meaning set forth in Section
3.6 below.

         "Most Recent Fiscal Month End" has the meaning set forth in Section 3.6 below.

         "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency) of Seller.

         "Party" has the meaning set forth in the preface above.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Petition" has the meaning set forth in the Recitals above.

         "Purchase Price" has the meaning set forth in Section 2.3 below.

         "Sale Motion" has the meaning set forth in Section 5.2 below.

         "Sale Order" has the meaning set forth in Section 9.1 below.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Seller" has the meaning set forth in the preface above.

         Basic Transaction

         Purchase and Sale of Assets.
         ---------------------------

         On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer, assign, convey, and deliver to the Buyer, at the Closing and on the Closing Date, free and clear of all liens, claims, encumbrances and rights of others whatsoever, all of Seller's right, title and interest in and to all of the Acquired Assets for the consideration specified below in this Article II.

         Assumption of Liabilities.
         -------------------------

         On and subject to the terms and conditions of this Agreement, the Buyer agrees to assume and become responsible for all of the Assumed Liabilities at the Closing. The Buyer will not assume or have any responsibility, however, with respect to any other obligation or liability of the Seller not included within the definition of Assumed Liabilities.

         Purchase Price.
         --------------

         The Buyer agrees to pay to the Seller as consideration for the Acquired Assets the sum of $2,400,000 plus the Assumed Liabilities (the "Purchase Price"). At the Closing, the Buyer shall pay the Seller, in immediately available funds, an amount in cash equal to $2,400,000 minus the then current outstanding balance payable by Seller under the Line of Credit Facility together with any interest accrued thereon or fees payable by Sellers with respect thereto (the "Closing Payment").

         Assumption and Assignment of Assumed Contracts.
         ----------------------------------------------

         Seller agrees to use its reasonable best efforts to assign the Assumed Contracts to Buyer pursuant to Bankruptcy Code Section 365. At least 10 days prior to the Sale Hearing, Seller shall identify any defaults and arrearages, known to Seller as of such date, under the Assumed Contracts and shall provide Buyer with a schedule identifying the amounts or actions necessary to cure any such Seller defaults under the Assumed Contracts or any amounts required by the other party to an Assumed Contract to assign such Assumed Contract to Buyer (collectively, the "Cure Payments"). Prior to Closing, Seller shall notify Buyer of any other defaults and arrearages as soon as reasonably practicable after receiving notice of them. Subject to Section 2.5 and only effective as of Closing, all such Cure Payments shall be the responsibility of Buyer.

         Assumed Contracts.
         -----------------

         Within the time period permitted by the rules of bankruptcy procedure or as ordered by the Bankruptcy Court, Seller shall file a "Notice of Proposed Assumption, Assignment and Cure Amounts for Assumed Contracts" and serve such notice on all necessary parties to the Assumed Contracts (the "Assumption Notice"). The Assumption Notice shall provide for the assumption and assignment of the Assumed Contracts pursuant to Sections 365(b) and 365(f) of the Bankruptcy Code, and shall specify, as a deadline for responses or objection to the Assumption Notice, the date which is one day before the scheduled date of the Sale Hearing. The Assumption Notice shall provide that absent any objection, the consent by each necessary party to the assignment and assumption of any such contract will be implied by the Bankruptcy Court and said contracts will be deemed to be assumed and assigned.

                  The Closing.
                  -----------

         The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Seller commencing at 10:00 a.m. local time on June 3, 2002, or such other place or date as the Parties may mutually determine (the "Closing Date"); provided, however, that the Closing Date shall be no later than June 7, 2002.

         Deliveries at the Closing.
         -------------------------

         At the Closing, (a) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 7.1 below; (b) the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in Section 7.2 below; (c) the Seller will execute, acknowledge (if appropriate), and deliver to the Buyer (i) an assignment and assumption agreement in a form reasonably acceptable to Buyer and (ii) such other instruments of sale, transfer, conveyance, and assignment as the Buyer and its counsel reasonably may request; (d) the Buyer will execute, acknowledge (if appropriate), and deliver to the Seller (i) an assignment and assumption agreement in a form reasonably acceptable to Seller and (ii) such other instruments of assumption as the Seller and its counsel reasonably may request; and (e) the Buyer will deliver to the Seller the Closing Payment.

         Allocation.
         ----------

         The Parties agree to allocate the Purchase Price (and all other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes) in accordance with the allocation schedule to be prepared by Buyer and delivered to Seller prior to the Closing.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         Representations and Warranties of the Seller

         The Seller represents and warrants to the Buyer that the statements contained in this Article III are true, correct and complete as of the date of this Agreement and will be true, correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except as set forth in the disclosure schedule delivered to Buyer in connection with this Agreement (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article III.

         Organization of the Seller.
         --------------------------

         The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. and has all requisite corporate power and authority to carry on the Business as now conducted and to own, lease and/or operate the Business and the Acquired Assets. Seller is qualified to do business in each jurisdiction in which the nature of the Business or the ownership of the Acquired Assets requires such qualification.

         Subsidiaries.
         ------------

         Other than Prestige Travel Systems, Inc., the Business and operation of the Acquired Assets, as carried on by Seller, has not been conducted through any other direct or indirect subsidiary or Affiliate of Seller. Seller has no subsidiaries and it does not conduct any operations, business or activities other than the Business.

         Authorization of Transaction.
         ----------------------------

         The Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of the Seller has duly authorized the execution, delivery, and performance of this Agreement by the Seller. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions.

         Noncontravention.
         ----------------

         Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Article II above), will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of the charter or bylaws of any of the Seller or (b) with respect to the Assumed Contracts, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect on the financial condition of the Seller or on the ability of the Parties to consummate the transactions contemplated by this Agreement. The Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any third party, government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Article II above), except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the financial condition of the Seller or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

         Brokers' Fees.
         -------------

         The Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

         Title to Acquired Assets.
         ------------------------

         The Seller has good and marketable title to, or a valid leasehold or contractual interest in, the Acquired Assets, which will be sold free and clear of all liens claims, charges, set-offs, encumbrances or restrictions of any kind and rights of others whatsoever.

         Financial Statements.
         --------------------

         Seller has previously provided Buyer with the following financial statements (collectively the "Financial Statements"): (a) unaudited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal year ended December 31, 2001 for the Seller; and (b) unaudited consolidated balance sheets and statements of operations and cash flow (the "Most Recent Financial Statements") as of and for the month ended March 31, 2002 (the "Most Recent Fiscal Month End") for the Seller. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Seller as of such dates and the results of operations of the Seller for such periods; provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments and adjustments for asset impairment and adjustments required by the Petition and lack footnotes and other presentation items. The Financial Statements do not contain any items of special or non-recurring income or any other income not earned in the ordinary course of the Business and, except as set forth above, such Financial Statements include all adjustments (including all normal recurring accruals for unusual or non-recurring items) considered necessary for a fair presentation, and no adjustments or restatements are or will be necessary in respect of any items of an unusual or non-recurring nature.

         Events Subsequent to Most Recent Fiscal Month End.
         -------------------------------------------------

         Since the Most Recent Fiscal Month End, there has not been any material adverse change in the financial condition of the Seller. Without limiting the generality of the foregoing, since that date the Seller has not engaged in any practice, taken any action, or entered into any transaction outside the Ordinary Course of Business.

         Legal Compliance; Licenses and Permits.
         --------------------------------------

         The Seller has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), except where the failure to comply would not have a material adverse effect upon the financial condition of the Seller. Section 3.9 of the Disclosure Schedule identifies all federal, state, county and local governmental licenses, certificates and permits held or applied for by Seller which relate to the conduct of the Business and all such licenses and permits are freely transferable by Seller. No additional license, certificate or permit is required from any federal, state, county of local government agency or body thereof in connection with the conduct of the Business as currently operated.

         Tax Matters.
         -----------

                  The Seller has filed all Income Tax Returns that it was required to file, and has paid all Income Taxes shown thereon as owing, except where the failure to file Income Tax Returns or to pay Income Taxes would not have a material adverse effect on the financial condition of the Seller.

                           Section 3.10 of the Disclosure Schedule lists all
Income Tax Returns filed with respect to the Seller for taxable periods ended on or after December 31, 1998, indicates those Income Tax Returns that have been audited, and indicates those Income Tax Returns that currently are the subject of audit. The Seller has delivered to the Buyer correct and complete copies of all federal Income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Seller since December 31, 1998.

                           The Seller has not waived any statute of limitations
in respect of Income Taxes or agreed to any extension of time with respect to an Income Tax assessment or deficiency.

                           The Seller is not a party to any Income Tax
allocation or sharing agreement.

         Real Property.
         -------------

         Section 3.11 of the Disclosure Schedule lists all real property leased or subleased to the Seller. The Seller has delivered to the Buyer correct and complete copies of the leases and subleases listed in Section 3.11 of the Disclosure Schedule (as amended to date). Each lease and sublease listed in
Section 3.11 of the Disclosure Schedule is legal, valid, binding, enforceable, and in full force and effect, except where the illegality, invalidity, nonbinding nature, unenforceability, or ineffectiveness would not have a material adverse effect on the financial condition of the Seller.

         Intellectual Property.
         ---------------------

                  Section 3.12 of the Disclosure Schedule sets forth all of Seller's Intellectual Property registered with any Governmental Authority or of which an application has been filed with any Governmental Authority, and with respect to each item of Intellectual Property (i) a brief description of such Intellectual Property, and (ii) the names of the jurisdictions covered by the applicable registration or application. Seller holds no patents or patent applications in connection with the Acquired Assets. Section 3.12 of the Disclosure Schedule also identifies all other Intellectual Property owned by Seller or with respect to which Seller has rights. Section 3.12 of the Disclosure Schedule identifies each item of Intellectual Property licensed to Seller by any Person (except for any Intellectual Property that is licensed to Seller under any third party software license generally available to the public at a cost of less than $10,000) and identifies the license agreement under which such Intellectual Property is being licensed to Seller. Seller has good, valid and marketable title to all of the Intellectual Property identified in Section
3.12 of the Disclosure Schedule, free and clear of all liens and other Encumbrances, and has a valid right to use such Intellectual Property. Seller has the right to assign to Buyer any and all right, title and interest Seller has in such Intellectual Property without obtaining the prior consent of the licensors of such Intellectual Property. Section 3.12 of the Disclosure Schedule sets forth all obligations of Seller to make any payment to any person for the use of any intellectual property. Seller has not developed jointly with any other person any intellectual property with respect to which such other person has any rights.

                           Seller has taken measures and precautions reasonably
necessary to protect and maintain the proprietary nature of all the Intellectual Property.

                           In connection with Seller's ownership, use and
operation of the Acquired Assets, to the knowledge of Seller, Seller is not infringing, misappropriating or making any unlawful use of, and Seller has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any intellectual property owned or used by any other person. To the knowledge of Seller, no other person is infringing, misappropriating or making any unlawful use of, and no intellectual property owned or used by any other person infringes or conflicts with, any Intellectual Property.

                           Each item of Intellectual Property conforms in all
material respects with any specification, documentation, performance standard, representation or statement made or provided with respect thereto by Seller; and Seller has not received notice of any claim by any customer or other Person alleging that any Intellectual Property (including each version thereof that has been licensed or otherwise made available by Seller to any Person since ownership thereof) does not conform in all material respects with any specification, documentation, performance standard, representation or

                           The Intellectual Property constitutes all the
intellectual property necessary to enable Seller to conduct the Business in the manner in which the Business has been and is being conducted.

         Contracts.
         ---------

         Section 3.13 of the Disclosure Schedule lists and briefly describes all written and oral contracts, commitments, leases and other agreements (including, without limitation, promissory notes, loan agreements, and other evidences of indebtedness, guarantees, agreements with customers and service agreements) with respect to the Business to which Seller is a party or by which Seller of the Acquired Assets are bound and of which will involve consideration in excess of $5,000. The Seller has delivered to the Buyer a correct and complete copy of each contract or other agreement listed in Section 3.13 of the Disclosure Schedule. The Assumed Contracts are valid and enforceable and in full force and effect. Seller is not in default and, to the knowledge of Seller, no other party thereto is in default (and no event has occurred which, with the passage of time or the giving of notice, or both, would constitutes a default) under any of such contracts and Seller has not waived any right under any of such contracts. No consent, qualification, order, approval or authorization of, or filing with, any person or governmental entity is required in connection with Seller's execution, delivery and performance of this Agreement and the other agreements to be executed, delivered and performed hereunder and the consummation of the transactions contemplated hereby and thereby, including without limitation, the transfer and assignment of the Assumed Contracts to Buyer.

         Powers of Attorney.
         ------------------

         There are no outstanding powers of attorney executed on behalf of the Seller.

         Litigation.
         ----------

         Section 3.15 of the Disclosure Schedule sets forth each instance in which the Seller (a) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (b) is a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction.

         Employee Benefits.
         -----------------

                  Section 3.16 of the Disclosure Schedule lists each Employee Benefit Plan that the Seller maintains or to which the Seller contributes.

                           Each such Employee Benefit Plan (and each related
trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA and the Code, except where the failure to comply would not have a material adverse effect on the financial condition of the Seller.

                           All contributions (including all employer
contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                           Each such Employee Benefit Plan which is an Employee
Pension Benefit Plan has received a determination letter from the Internal

Revenue Service to the effect that it meets the requirements of Code Section 401(a).

                           As of the last day of the most recent prior plan
year, the market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equaled or exceeded the present value of liabilities thereunder (determined in accordance with then current funding assumptions).

                           The Seller has delivered to the Buyer correct and
complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

                           Environmental, Health, and Safety Matters.
                           -----------------------------------------

                  The Seller is in compliance with Environmental, Health, and Safety Requirements, except for such noncompliance as would not have a material adverse effect on the financial condition of the Seller.

                           The Seller and its Subsidiaries have not received any
written notice, report or other information regarding any actual or alleged material violation of Environmental, Health, and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to the Seller or its facilities arising under Environmental, Health, and Safety Requirements, the subject of which would have a material adverse effect on the financial condition of the Seller.

(c) This Section 3.17 contains the sole and exclusive representations and warranties of the Seller with respect to any environmental, health, or safety matters, including without limitation any arising under any Environmental, Health, and Safety Requirements.

         3.18 Personnel.

         Section 3.18 of the Disclosure Schedule sets forth a list which correctly describes the current rate and nature of all compensation payable by Seller to its employees. None of the employees are represented by any labor union or organization. Seller is in compliance in all material respects with all federal, state and local laws respecting employment and employment practices, terms and condition s of employment and wages and hours, and is not engaged in any unfair labor practices. There are no controversies pending or, to the knowledge of Seller, threatened between Seller and any of its employees.

         3.19 Bankruptcy Case.

         The Seller has complied with the requirements of the Bankruptcy Code and provided notice to all parties with the right to receive notice of the Case as required by the Bankruptcy Code, and has complied with all Bankruptcy Court orders.

         3.20 Disclaimer of other Representations and Warranties.

         Except as expressly set forth in this Article III, the Seller makes no representation or warranty, express or implied, at law or in equity, in respect of any of its assets (including, without limitation, the Acquired Assets), liabilities or operations, including, without limitation, with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed. The Buyer hereby acknowledges and agrees that, except to the extent specifically set forth in this Article III, the Buyer is purchasing the Acquired Assets on an "as-is, where-is" basis. Without limiting the generality of the foregoing, the Seller makes no representation or warranty regarding any assets other than the Acquired Assets or any liabilities other than the Assumed Liabilities, and none shall be implied at law or in equity.

                                   ARTICLE IV

                   Representations and Warranties of the Buyer

         The Buyer represents and warrants to the Seller that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article IV.

         4.1 Organization of the Buyer.

         The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

         4.2 Authorization of Transaction.

         The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

         4.3 Noncontravention.

         Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Article II above), will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or
(b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect on the financial condition of the Buyer or on the ability of the Parties to consummate the transactions contemplated by this Agreement. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any third party, government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Article II above), except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the financial condition of the Buyer or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

         4.4 Brokers' Fees.

         The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

                                   ARTICLE V

                              Pre-Closing Covenants

         The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

         5.1 General.

         Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article VII below).

         5.2 Bankruptcy Court Approval.

         (a) As discussed in Article IX, Seller covenants and agrees that it shall as soon as practicable after execution of this Agreement take all steps necessary to obtain a final order or orders of the Bankruptcy Court approving this Agreement and the transactions contemplated hereby (such order to be in form and substance satisfactory to Buyer (the "Bankruptcy Court Order")), (including, without limitation, the assumption and assignment of the Assumed Contracts, the sale of the Acquired Assets free and clear of all liens, claims, encumbrances, liabilities, options, charges, obligations, rights of third parties (express or implied), restrictions, licenses and interests of any kind or nature to the fullest extent possible under Bankruptcy Code Section 363(f), and the various license grants contemplated therein), and to obtain any and all other corporate or regulatory approvals necessary for this Agreement and the transaction contemplated hereby and thereby to comply with all applicable laws, rules and regulations. In connection therewith, Seller shall file a motion (the "Sale Motion") in form and substance satisfactory to Buyer seeking Bankruptcy Court approval of the assumption by Seller and assignment to Buyer of the Assumed Contracts, sale of the Acquired Assets to Buyer free and clear of all liens, claims, encumbrances, liabilities, options, charges, obligations, rights of third parties (express or implied), restrictions, licenses and interests of any kind or nature to the fullest extent possible under Bankruptcy Code Section 363(f). The Sale Motion shall include provisions for the Break-Up Fee and the Expense Reimbursement. The Sale Motion shall include this Agreement as an exhibit, and shall not be inconsistent with this Agreement.

         (b) As required and approved by the Bankruptcy Court, Seller shall have given notice of the Sale Motion, the related objection deadline, and the date and time of the Bankruptcy Court hearing thereon to all such parties as Seller and Buyer shall mutually agree. Seller's counsel shall timely file a certificate of service with the Bankruptcy Court, certifying that notice of the proposed sale of the Assets and assignment of the Assumed Contracts to Buyer has been served on all such parties. Seller shall bear the cost of all bankruptcy notices including, but not limited to the costs of publication, if any.

(c) The Sale Motion shall include a request that the Bankruptcy Court waive the provisions of Federal Rule of Bankruptcy Procedure 6004(g) and 6006(d) and the Sale Order shall contain an express provision approving the sale of the Assets and the Assumed Contracts free of Federal Rule of Bankruptcy Procedure Rule 6004(g) and 6006(d).

         5.3 Notices and Consents.

         The Seller will give any notices to third parties, and the Seller will use its reasonable best efforts to obtain any third party consents, that the Buyer reasonably may request in connection with the matters referred to in
Section 3.4 above. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3.4 and Section 4.3 above.

         5.4 Operation of Business.

         From the date hereof until the Closing Date, the Seller will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Seller will not, except in the Ordinary Course of

Business, declare or pay any dividends, pay any bonuses, purchase, sell, lease or dispose of any assets, issue any securities, incur any liability or make any commitment to do so, accelerate the collection of accounts receivable, defer accounts payable, change its policies with respect to bad debt reserves, or make any changes with respect to working capital, without the Buyer's prior written consent.

         5.5 Full Access for Due Diligence Review.

         The Seller will permit representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Seller, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to the Seller, and will provide all reasonable assistance, in order for the Buyer to conduct its due diligence review. The Buyer will treat and hold as such any Confidential Information it receives from any Affiliates of the Seller and the Seller in the course of the reviews contemplated by this Section 5.5, will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to the Seller all tangible embodiments (and all copies) of the Confidential Information which are in its possession.

         5.6 Notice of Developments.

         Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Article III and Article IV above. No disclosure by any Party pursuant to this Section 5.6, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation or breach of warranty.

                                   ARTICLE VI

                             Post-Closing Covenants

         The Parties agree as follows with respect to the period following the Closing.

         6.1 General.

         In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party.

         6.2 Litigation Support.

         In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (a) any transaction contemplated under this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Seller, the other Party will cooperate with the contesting or defending Party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party.

         6.3 Transition.

         The Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Seller from maintaining the same business relationships with the Buyer after the Closing as it maintained with the Seller prior to the Closing.

                                  ARTICLE VII

                        Conditions to Obligation to Close

         7.1 Conditions to Obligation of the Buyer.

         The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

         (a) the representations and warranties set forth in Article III above shall be true and correct in all material respects at and as of the Closing Date;

         (b) the Seller shall have performed and complied with all of its covenants hereunder (including but not limited to those set forth in Article V) through the Closing;

         (c) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

         (d) the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 7.1(a)-(c) is satisfied in all respects;

         (e) delivery of the duly-executed documents set forth in Section 2.7;

         (f) the Bankruptcy Court Order, in form and substance satisfactory to Buyer, shall have been entered by the Bankruptcy Court, shall have been certified by the Clerk of the Bankruptcy Court as having been duly entered, shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed without the prior written consent of Buyer;

         (g) the Seller shall have implemented an employee retention program applicable to the Seller's key employees, which program shall be satisfactory to the Buyer and which shall include a contractual commitment of Robert Morgan and Gary Baker to be employed by Buyer for a minimum period of ninety (90) days after the Closing;

         (h) Buyer shall not be in default under the Credit Agreement;

         (i) all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

         The Buyer may waive any condition specified in this Section 7.1 if it executes a writing so stating at or prior to the Closing.

         7.2 Conditions to Obligation of the Seller.

         The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (a) the representations and warranties set forth in Article IV above shall be true and correct in all material respects at and as of the Closing Date;

                  (b) the Buyer shall have performed and complied with all of its covenants hereunder through the Closing;

                  (c) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

                  (d) the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in Section 7.2(a)-(c) is satisfied in all respects;

                  (e) the Bankruptcy Court Order, shall have been entered by the Bankruptcy Court, shall have been certified by the Clerk of the Bankruptcy Court as having been duly entered, shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed; and

                  (f) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

         The Seller may waive any condition specified in this Section 7.2 if it executes a writing so stating at or prior to the Closing.

                                  ARTICLE VIII

                                   TERMINATION

         8.1 Termination of Agreement.

         The Parties may terminate this Agreement as provided below:

                  (a) the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (b) either Party may terminate if the Closing shall not have occurred on or before June 7, 2002;

                  (c) the Buyer may terminate this Agreement by giving written notice to the Seller at any time (i) before the Closing in the event one or more of the Buyer's conditions to closing have not been satisfied as a result of Seller's conduct or failure to act (and such condition has not been waived in writing by the Buyer), (ii) if the Seller enters into an agreement to consummate the sale of any of the Acquired Assets to any party other than the Buyer or
(iii) if the Bankruptcy Court enters an order which in Buyer's reasonable determination will make it unlikely that Buyer can complete the acquisition of the Acquired Assets on the terms and conditions described herein.

                  (d) The Seller may terminate this Agreement by giving written notice to the Buyer at any time before the Closing in the event one or more of Seller's Conditions to Closing have not been satisfied as a result of Buyer's conduct or failure to act (and such condition has not been waived in writing by the Seller).

8.2      Effect of Termination.
         ---------------------

         If any Party terminates this Agreement pursuant to Section 8.1(a) or
(b) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in Section 5.5 above shall survive termination.

                                   ARTICLE IX

                          SALE ORDER AND BID PROCEDURES

9.1      Approval of Transaction.
         -----------------------

         As soon as practicable, but in no event later than three business days after the date of this Agreement, Seller shall file with the Court and serve upon all appropriate parties including the ones identified in Section 9.5, a motion or motions seeking, among other things, entry of the Bankruptcy Court Order in form and substance satisfactory to Buyer approving the sale of the Acquired Assets free and clear of all liens, claims and encumbrances pursuant to
Section 363 and other provisions of the Bankruptcy Code, approving all terms and conditions of this Agreement, authorizing and directing Seller's performance under this Agreement, and authorizing competing bids and an auction as described below.

9.2      Qualifying Bidders for Potential Auction.
         ----------------------------------------

         Interested persons may qualify to participate in an auction (the "Auction") by making a Qualifying Bid (as described below) on or before May 17, 2002 at 4:00 pm (Tampa time) (the "Qualifying Deadline"). To qualify to participate in an Auction, a bidder (a "Qualifying Bidder") must submit a bid ("Qualifying Bid") complying with the following requirements: (i) in writing;
(ii) in the form of this Agreement marked to show all changes thereto and on terms and conditions no less favorable to the Seller than the terms and conditions contained in this Agreement; (iii) not be subject to financing contingencies, performance contingencies, unperformed due diligence and other conditions that are more burdensome than the Agreement (except that no person shall be entitled to the Breakup Fee or Expense Reimbursement set forth in section 9.4); (iv) accompanied by evidence to Seller in its sole discretion that the bidder has sufficient financial resources to complete the transactions contemplated by this Agreement; and (v) reflect a binding cash bid of at least $2,600,000.

9.3      Auction.
         -------

         If no person makes a Qualifying Bid, then Seller shall not conduct an Auction, and Seller shall close the transaction with Buyer. If one or more persons makes a Qualifying Bid before the Qualifying Deadline, Seller shall give notice to Buyer and each Qualifying Bidder of the time and place of the Auction. The auction shall be held in Tampa, Florida and begin during normal business hours on May 20, 2002. At the Seller's option in its sole discretion Qualifying Bidders may participate by telephone and Seller may announce at the auction additional procedural rules that are reasonable under the circumstances (e.g., the amount of time allotted to make subsequent alternative bids) for conducting the Auction so long as such rules are not inconsistent with the bidding procedures contained in this Agreement. Only cash bids can be accepted at the Auction, and the initial bid price will begin at the highest Qualifying Bid received by Buyer prior to the Qualifying Deadline, and will continue in minimum increments of $100,000 higher than the previous bid. The Seller, through its legal counsel, shall conduct an Auction of the Acquired Assets according to the terms and conditions of this Agreement and the bidding procedures described herein, and Seller shall accept the highest bidder. Upon acceptance of the highest bid by Seller at the Auction, the successful bidder must be required to close the transaction within 11 days after final order. In the event that the highest bidder fails to timely close, the Seller shall sell the Acquired Assets to the next highest bidder at the Auction for the last and highest bid made by such next highest bidder without renoticing the sale, and the next highest bidder must close the sale within the later of 11 days after the final order or 11 days from receiving written notice that the initial highest bidder failed to close the transaction. The Sale Order shall provide that no further order from the Court will be necessary to consummate the transactions contemplated by this Agreement to Buyer or to the winning bidder, whether or not other bidders qualify or an Auction is conducted. 9.4 Break-Up Fee, Expense Reimbursement and Overbid.

         The Parties hereby agree, and agree that the Bid Procedures Motion shall provide, among other things: (i) that, in recognition and consideration of the time, effort and cost incurred by Buyer in pursuing this Agreement, and as reimbursement for all reasonable fees and expenses incurred by Buyer (including, without limitation, fees and expenses of Buyer's accountants, attorneys and other consultants), Seller shall (A) reimburse Buyer for its actual reasonable expenses, not to exceed $50,000 (the "Expense Reimbursement"), and (B) pay to Buyer a break-up fee (the "Break-Up Fee") in the amount of $100,000 in the event any of the Acquired Assets are sold to anyone other than Buyer, Buyer terminates this Agreement pursuant to Section 8.1(c) or Seller terminates this Agreement other than pursuant to Section 8.1(a) or (d); and (ii) the Break-Up Fee and the Expense Reimbursement shall be an administrative claim in the Bankruptcy Case or any successive bankruptcy proceeding and shall be paid only from the proceeds of the sale of the Assets prior to the payment of any liens, encumbrances, fees, costs, charges, or claims against the proceeds other than repayment of the Line of Credit Facility, which shall remain senior to the Break-Up Fee and the Expense Reimbursement.

9.5      Notice.
         ------

         Except as otherwise required by the Bankruptcy Court, at Seller's sole expense, Seller shall cause the Sale Motion (or a Notice thereof) to be served upon (i) all parties requesting notices in the Case, (ii) all parties asserting liens on the Acquired Assets, (iii) the 20 largest creditors in the Case, (iv) taxing authorities in all jurisdictions in which Seller maintains a physical location, (v) the U.S. Trustee, (vi) Attorney General for the State of Florida,
(vii) counsel for the unsecured creditors committee, and (viii) those additional parties as required by the Bankruptcy Court and Bankruptcy Rules 2002, 6004 and 6006. Limited notice will also be provided to Seller's equity owners, as approved by the Bankruptcy Court.

                                   ARTICLE X

                                  Miscellaneous

10.1     Press Releases and Public Announcements.
         ---------------------------------------

         No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities, in which case the disclosing Party shall consult with the other Party prior to making the disclosure.

10.2     No Third-Party Beneficiaries.
         ----------------------------

         This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

10.3     Entire Agreement.
         ----------------

         This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

10.4     Succession and Assignment.
         -------------------------

         This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

10.5     Counterparts and Facsimile Execution.
         ------------------------------------

         This Agreement may be executed by facsimile signatures and in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

10.6     Headings.
         --------

         The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

10.7     Notices.
         -------

         All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to the Seller:

                  800 Travel Systems, Inc.
                  4802 Gunn Highway, Suite 140
                  Tampa, Florida  33624
                  Attn:  Gary Baker
                  Fax No.: 313-342-3928

         Copy to:
                  .........
                  Shumaker, Loop & Kendrick, LLP
                  2800 Bank of America Plaza
                  101 East Kennedy Boulevard

                  Tampa, FL 33602
                  Attn: Ernest J. Marquart, Esq.
                  Fax No.:  813-229-1660

         If to the Buyer:

                  Resort Reservations Network, Inc.
                  100-788 Harbourside Drive
                  North Vancouver, Canada V7P 3R7
                  Attn:  Serge Hombert
                  Facsimile No.:  604-904-7139

         Copy to:

                  Jacobs Chase Frick Kleinkopf & Kelley, LLC
                  1050 17th Street, Suite 1500
                  Denver, Colorado 80265
                  Attn:  Matthew R. Perkins, Esq.
                  Fax No.: (303) 685-4869

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

10.8     Governing Law.
         -------------

         This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

10.9     Amendments and Waivers.
         ----------------------

         No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

10.10    Severability.
         ------------

         Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

10.11    Expenses.
         --------

         Each of the Buyer and the Seller will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

10.12    Construction.
         ------------

         The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

10.13    Incorporation of Exhibits and Schedules.
         ---------------------------------------

         The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                                  * * * * * * *

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                  .........          800 TRAVEL SYSTEMS, INC.

                  .........          /s/ Robert B. Morgan
                                     -------------------------------------------
By: Robert B. Morgan

                  .........          Its: President, CEO and CFO


                  .........          RESORT RESERVATIONS
                                      NETWORK, INC.

                                     /s/ Stan Sprenger

                                     By: Stan Sprenger

                  .........          Its: President and CEO

                                   SCHEDULE A

                                    Software

The software program know as MARIA. MARIA is an acronym for "multiple agent reservation application" and is an interactive "live-agent" internet reservations systems software application, along with all other books and records pertaining to MARIA.

Customer Lists and Related Information

All customer lists, reservation requests or preferences and all other information, documentation and books and records of any kind related to the customer lists of Seller.

Phone Numbers and Websites/URLs

The following phone numbers and all contractual rights related thereto:

800-LOW-AIRFARE (800-569-2473)
800-FLY-4-LESS (800-359-4537)

The following URLs and all contractual rights related thereto:

www.lowairfare.com

www.fly4less.com

www.vuela.com

www.800liveagent.com

Trademark and Service Marks

Along with all goodwill associated with the business of Seller:

MARIA             .........         Application No. 76/298,925
800 Travel Systems, Inc. (Name)     Application No. 76/136,419
800 Travel Systems, Inc. (Logo)     Application No. 76/136,491
LowAirfare.Com (Logo)......         Application No. 76/136,574
1800FLY4LESS      .........         Registration No. 1662796
1800SKI4LESS      .........         Registration No. 1970617

All Outstanding Capital Stock of Prestige Travel Systems, Inc.